SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

Crown Alliance Capital Limited
(Exact name of registrant as specified in its charter)

Nevada	333-169346	27-2089124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2985 Drew Road, Suite 217 Mississauga ON	L4T OA4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 604-8877

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On May 14, 2013, we entered into a Consulting Agreement (the “Agreement”) with Caro Capital, LLC (“Caro Capital”). Under the Agreement, Caro Capital will provide us with consulting services related to investor relations and relations with securities dealers, investment advisors, analysts, funding sources, and other members of the financial community. Caro Capital will be paid compensation of $2,000 per month. In addition, the agreement provides that Caro Capital will purchase 2,000,000 shares of our common stock at a price of $2,000 in a private sale. The term of the Agreement is six (6) months.

The foregoing is a summary of the material provisions of our Agreement with Caro Capital and not a complete description of its terms. The full Agreement should be reviewed for additional information.

SECTION 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

Under the terms of the Agreement with Caro Capital, we issued Caro Capital 2,000,000 shares of common stock in exchange for a purchase price of $2,000. This issuance was made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting Agreement with Caro Capital, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crown Alliance Capital Limited

/s/ Lorraine Fusco

Lorraine Fusco

President, Chief Executive Officer

Date: May 15, 2013

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